Execution Version
17 July 2023
BABYLON HOLDINGS LIMITED

SUPPLEMENTAL DEED POLL
relating to
US$300,000,000

Notes due 2026

    1

THIS SUPPLEMENTAL DEED POLL is made on 17 July 2023 by Babylon Holdings Limited (the “Issuer”) and Babylon Group Holdings Limited (“Babylon Group Holdings”) in favour of the registered holders of the US$300,000,000 Notes due 2026 (the “Notes”, which expression shall, unless the context otherwise requires, include any further notes issued pursuant to Condition 19 and forming a single series with the Notes) and constituted by a deed poll dated 4 November 2021 (as previously supplemented and amended by a supplemental deed poll on 31 March 2022, as further supplemented and amended by a supplemental deed poll dated 15 March 2023 and as further supplemented and amended by a supplemental deed poll dated 11 May 2023) entered into by the Issuer (the “Principal Deed Poll”). The Principal Deed Poll as further supplemented and amended by this supplemental deed poll (this “Supplemental Deed Poll”) shall together be referred to as the “Deed Poll”.
WHEREAS:
(A)The various amendments to the Conditions (as defined below) were approved by Holders.
(B) The Notes shall have the terms and conditions (the “Conditions”) set out in the Principal Deed Poll.
(C)In connection with the various amendments to the Principal Deed Poll, the Obligors agree to grant the guarantees and indemnities set out in Condition 2 (Guarantee and Indemnity) of the Terms and Conditions of the Notes.
NOW THIS DEED WITNESSES as follows:
1.DEFINITIONS AND INTERPRETATION
1.1Capitalised terms used but not defined in this Supplemental Deed Poll shall have the same meanings given to them in the Conditions, unless otherwise defined herein.
1.2In this Supplemental Deed Poll:
“Effective Date” means the date of this Supplemental Deed Poll; and
“Obligor” means each of the Issuer and Babylon Group Holdings.
2.MODIFICATIONS TO THE PRINCIPAL DEED POLL
2.1With effect from the Effective Date, the Principal Deed Poll is hereby modified by the amendments set out in Schedule 1 (Amendments) hereto, as the same may from time to time be modified in accordance with the Deed Poll and all references to the “Conditions” in the Principal Deed Poll shall be construed accordingly.
2.2This Supplemental Deed Poll is supplemental to and amends the Principal Deed Poll and, otherwise as set out herein, the provisions of the Principal Deed Poll and the Notes shall continue in full force and effect. This Supplemental Deed Poll and the Principal Deed Poll shall henceforth be read and construed together as one deed so that all references in the Principal Deed Poll to “this Deed Poll” shall be deemed to refer to the Principal Deed Poll as amended and supplemented by this Supplemental Deed Poll.
2.3Each Obligor represents and warrants to each Holder that it has all corporate power, and has taken all necessary corporate or other steps, to enable it to execute, deliver and perform this Supplemental Deed Poll, and that this Supplemental Deed Poll constitutes a legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, subject to Legal Reservations.
2.4This Supplemental Deed Poll shall take effect as a deed poll for the benefit of the Holders from time to time.

1.3Each Obligor acknowledges the right of every Holder to the production of, and the right of every Holder to obtain a copy of, the Deed Poll, and further acknowledges and covenants that the obligations binding upon it contained in this Supplemental Deed Poll are owed to, and shall be for the account of, each and every Holder, and that each Holder shall be entitled severally to enforce those obligations against the relevant Obligor.
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3.GUARANTOR AND SECURITY CONFIRMATION
3.1Each Obligor confirms that, with effect from (and including) the Effective Date, the guarantees and indemnities set out in Condition 2 (Guarantee and Indemnity) of the Terms and Conditions of the Notes:
(a)continue to apply in respect of the obligations of each Obligor under the Principal Deed Poll and the Notes; and
(b)extend to all new obligations of any Obligor under the Principal Deed Poll and the Notes arising from the amendments effected by this Supplemental Deed Poll, subject only to the limitations on guarantees set out in the Terms and Conditions.
3.2Each Obligor confirms that, with effect from (and including) the Effective Date, the liabilities and obligations arising under the Principal Deed Poll and the Notes shall form part of (but do not limit) the "Secured Obligations" (or other similar term) as defined in each Transaction Security Document to which that Obligor is a party.
4.TRANSACTION DOCUMENT
4.1The Issuer, Babylon Group Holdings and the Holders hereby designate this Supplemental Deed Poll a Transaction Document for the purposes of the Principal Deed Poll.
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IN WITNESS whereof this Supplemental Deed Poll has been entered into as a deed poll by each Obligor on the date which appears on the first page of this Supplemental Deed Poll.

EXECUTED as a DEED by
BABYLON HOLDINGS LIMITED according to the laws of its jurisdiction
By: /s/ Aidan de Brunner
_______________________________
Name: Aidan de Brunner
Title: Director

[Supplemental Deed Poll - Signature Page]

EXECUTED as a DEED by BABYLON GROUP HOLDINGS LIMITED and signed on its behalf by:
By: /s/ Aidan de Brunner
_______________________________
Name: Aidan de Brunner
Title: Director
in the presence of:     /s/ Covadonga Aristongo Cienfuegos
    Witness

    Witness name:    Covadonga Aristongo Cienfuegos
    Witness address:    Marqués de Santa Cruz n°14 33007 Oviendo
    Witness occupation:     Accountant

[Supplemental Deed Poll - Signature Page]

We hereby acknowledge and confirm our agreement to the terms of this Supplemental Deed Poll as Bridge Noteholders.

ALBACORE PARTNERS III INVESTMENT HOLDINGS DESIGNATED ACTIVITY COMPANY

SIGNED on behalf of	)
ALBACORE PARTNERS III INVESTMENT	)
HOLDINGS DESIGNATED ACTIVITY	)
COMPANY	)
and acknowledged for and on behalf of	)
AlbaCore Capital Group ICAV	)
)
By: ALBACORE CAPITAL LLP	)
as investment manager	)
for and on behalf of AlbaCore Capital Limited	)
as AIFM for AlbaCore Partners III Investment	)
Holdings Designated Activity Company	)
and AlbaCore Capital Group ICAV	)
	)	/s/ William H. Ammons
Authorised Signatory

[Supplemental Deed Poll - Signature Page]

ALBACORE PARTNERS II INVESTMENT HOLDINGS D DESIGNATED ACTIVITY COMPANY
SIGNED on behalf of        )
ALBACORE PARTNERS II INVESTMENT     )
HOLDINGS D DESIGNATED ACTIVITY     )
COMPANY and acknowledged for and        )
on behalf of AlbaCore Partners II ICAV        )
)
By: ALBACORE CAPITAL LLP as        )
investment manager for and on behalf of        )
AlbaCore Capital Limited as AIFM for        )
AlbaCore Partners II Investment Holdings D        )
Designated Activity Company and     ) /s/ William H. Ammons
AlbaCore Partners II ICAV     )    _______________________________
    Authorised Signatory

[Supplemental Deed Poll - Signature Page]

ALBACORE STRATEGIC INVESTMENTS LP
SIGNED on behalf of    )
ALBACORE STRATEGIC    )
INVESTMENTS LP    )
acting by its Investment Manager    ) /s/ William H. Ammons
ALBACORE CAPITAL LLP    )    _______________________________
    Authorised Signatory

[Supplemental Deed Poll - Signature Page]

VITALITY (IRELAND) FINANCING DESIGNATED ACTIVITY COMPANY

SIGNED for and on behalf of     )
VITALITY (IRELAND) FINANCING    )
DESIGNATED ACTIVITY COMPANY    )
acting by its Investment Manager    ) /s/ William H. Ammons
ALBACORE CAPITAL LLP    )    _______________________________
    Authorised Signatory

[Supplemental Deed Poll - Signature Page]

SC ACG EU PD SÀRL

SIGNED for and on behalf of     )
SC ACG EU PD SÀRL    )
acting by its Investment Manager    )
ALBACORE CAPITAL LLP    )    /s/ William H. Ammons
        _______________________________
    Authorised Signatory

Schedule 1

AMENDMENTS
1.The definition of “Amendment Date” is deleted in its entirety.
2.A new definition of “Bridge Amendment and Restatement Agreement (2)” in the Conditions be inserted as follows:
““Bridge Amendment and Restatement Agreement (2)” means the amendment and restatement agreement dated 17 July 2023 between, among others, the Issuer and Kroll Trustee Services Limited as security agent and trustee, pursuant to which the Bridge Loan Note Facility Agreement is amended and restated.”
3.The definition of “Bridge Loan Note Facility Agreement” in the Conditions be deleted in its entirety and replaced with the following:
““Bridge Loan Note Facility Agreement” means the US$34,500,000 bridge loan note facility agreement entered into on 9 March 2023 between, among others, the Issuer and Kroll Trustee Services Limited as security agent and trustee as amended and restated by the Bridge Amendment and
[Supplemental Deed Poll - Signature Page]

Restatement Agreement and as further amended and restated by the Bridge Amendment and Restatement Agreement (2)”.
4.A new definition of “First Amendment Date” in the Conditions be inserted as follows:
““First Amendment Date” means the “Effective Date” as defined in the Bridge Amendment and Restatement Agreement.”
5.A new definition of “July 2023 Supplemental Deed” in the Conditions be inserted as follows:
““July 2023 Supplemental Deed” means the supplemental deed dated 17 July 2023 between, among others, Issuer 2 and Kroll Trustee Services Limited as security agent and trustee, pursuant to which various amendments to the Conditions (as defined therein) were approved by Holders.”
6.The definition of “Bridge Notes” in the Conditions be deleted in its entirety and replaced with the following:
““Bridge Notes” means the Original Bridge Notes, the New Bridge Notes and the New Bridge Notes (2)”
7.A new definition of “New Bridge Notes (2)” in the Conditions be inserted as follows:
““New Bridge Notes (2)” means Babylon Group Holdings' floating rate notes issued on the Tranche 7 Issue Date or the Tranche 8 Issue Date (each term as defined under the Bridge Loan Note Facility Agreement) and governed by the Bridge Loan Note Facility Agreement or the principal amount issued and outstanding for the time being of such notes.”
8.The definition of “Permitted Loan” in the Conditions be deleted in its entirety and replaced with the following:
““Permitted Loan” means:
(a)any loan made or trade credit extended by any member of the Group to its customers, franchisees and/or partners or, in relation to capital expenditure, under Finance Leases, advance payment (or other forms of financing), in each case, in the ordinary course of business;
(b)a loan which constitutes Permitted Financial Indebtedness;
(c)[reserved];
(d)as at the First Amendment Date, a loan made by a member of the Group to another member of the Group and, on and following the First Amendment Date, a loan made by a member of the Group to:
(i)the Issuer or a subsidiary of the Issuer that is not a New HoldCo Subsidiary, where the member of the Group making the loan is the Issuer or a subsidiary of the Issuer that is not a New HoldCo Subsidiary;
(ii)another member of the Group which is a New HoldCo Subsidiary;
(iii)to the Issuer or a Subsidiary of the Issuer that is not a New HoldCo Subsidiary, for application towards outstanding operating expenses, administrative costs, taxes and/or listing expenses and professional fees and disbursements (including VAT thereon) incurred by the Issuer or any Subsidiary of the Issuer that is not a New HoldCo Subsidiary only provided that the aggregate amount outstanding under all such loans advanced following the Amendment Date (other than any loans for application towards the payment of professional fees and disbursements (including VAT thereon)) does not exceed US$500,000 (or its equivalent in other currencies) in aggregate in any calendar month (the “Monthly Operating Expenditure Basket”); or
(iv)the Issuer or Issuer 2 to pay any amounts due and payable under the terms of the Existing Notes, this Agreement or the Debt Documents (as defined in and subject to the terms of the Intercreditor Agreement);
(a)a loan made by a member of the Group to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees and directors by members of the Group does not exceed US$5,000,000 (or its equivalent in other currencies) at any time and provided that no new loans or extensions of credit may be made after the First Amendment Date;
(b)any loans or extensions of credit to the extent that the amount thereof would be a Permitted Guarantee if made by way of a guarantee and not by way of a loan;
(c)a loan made by a member of the Group to an employee or director of any member of the Group in connection with any existing employee schemes (including “cycle to work”) if the outstanding amount of that loan when aggregated with the outstanding amount of all other such loans to employees and directors made by members of the Group does not exceed US$10,000 (or its equivalent in other currencies) in any calendar month and provided that no new employee scheme or any replacement scheme may be established or entered into by any member of the Group after the First Amendment Date;
(d)any loans or extensions of credit by a member of the Group and provided that no new loans or extensions of credit may be made after the First Amendment Date;
(e)advances of payroll payment to employees in the ordinary course of business;
(f)any loan that is a Permitted Transaction;
(g)any loan or extension of credit in respect of which the Majority Bridge Noteholders have given their consent;
(h)any loan or extension of credit by any member of the Group to any P.C. provided that the Issuer notifies the Trustee of any proposed loan or extension of credit in an amount exceeding US$100,000, not less than two (2) Business Days prior to the advance of such loan or extension of credit; or
(i)[reserved].”
9.A new definition of “Permitted Payments Schedule” in the Conditions be inserted as follows:
““Permitted Payments Schedule” means the .pdf document prepared by PJT Partners and entitled “Garden - Permitted Payments_20230715_1100” dated 14 July 2023 in form and substance satisfactory to the Bridge Noteholders and the Issuer 2, or such other replacement document as may be agreed between the Bridge Noteholders and the Issuer 2 from time to time.”
10.A new definition of “Second Amendment Date” in the Conditions be inserted as follows:
“Second Amendment Date” means the “Effective Date” as defined in the Bridge Amendment and Restatement Agreement (2).
11.A new definition of “Third Subscription Agreement” in the Conditions be inserted as follows:
“Third Subscription Agreement” means the subscription agreement dated on or about the Second Amendment Date entered into between, among others, Issuer 2 and the Bridge Noteholders (2) in respect of the subscription of the New Bridge Notes (2).

12.The definition of “Transaction Documents” in the Conditions be deleted in its entirety and replaced with the following:
““Transaction Documents” means:
(i)the Supplemental Deed Poll (including the Notes);
(ii)the July 2023 Supplemental Deed Poll (including the Notes);
(iii)the Bridge Amendment and Restatement Agreement;
(iv)the Bridge Amendment and Restatement Agreement (2);
(v)the Note Subscription Agreement;
(vi)the Second Subscription Agreement;
(vii)the Third Subscription Agreement;
(viii)any Transaction Security Document;
(ix)the Intercreditor Agreement; and
(x)any other document designated as such by the Holders and the Issuer.”
13.Clause 27 (No upstream Cash or intercompany liabilities) in Annex 1 (General Undertakings) of the Conditions be deleted in its entirety and replaced with the following:
“No upstream Cash, intercompany liabilities, guarantees and/or security
(a)Subject to Clause 39 (Compliance with Permitted Payments Schedule), no Cash may be transferred by any New HoldCo Subsidiary to the Issuer or any member of the Group that is not a New HoldCo Subsidiary including without limitation any extension of credit or other payment by a New HoldCo Subsidiary to any member of the Group that is not a New HoldCo Subsidiary, other than in respect of any amounts of Cash required to:
(i)cover operating expenses, administrative costs, taxes and/or listing expenses incurred by the Issuer and any fees and disbursements charged by professional advisers (including any VAT thereon)), subject at all times to the Monthly Operating Expenditure Basket and the other limitations set out in paragraph (d)(iii) of the definition of Permitted Loan; and
(ii)pay any amounts due and payable under the terms of the Existing Notes, this Agreement or the Debt Documents (as defined in and subject to the terms of the Intercreditor Agreement).
(b)Subject to Clause 39 (Compliance with Permitted Payments Schedule), no New HoldCo Subsidiary may following the First Amendment Date:
(i)incur any guarantee in favour or in respect of the indebtedness, obligations or liabilities of the Issuer or any member of the Group that is not a New HoldCo Subsidiary; and/or
(ii)create any Security Interest on any of its assets or grant any Quasi-Security in favour or in respect of the liabilities and/or obligations of any member of the Group that is not a New HoldCo Subsidiary.
(c)The Issuer shall notify the Trustee in writing promptly upon becoming aware of any of the following:
(i)any guarantee that any New Holdco Subsidiary may have incurred on or prior to the Second Amendment Date in favour or in respect of the indebtedness, obligations or liabilities of the Issuer or any member of the Group that is not a New HoldCo Subsidiary; and/or
(ii)any Security Interest that any New Holdco Subsidiary may have created or allowed to exist on or prior to the Second Amendment Date on any of its assets or grant any Quasi-Security in favour or in respect of the liabilities and/or obligations of any member of the Group that is not a New HoldCo Subsidiary. ”
14.A new Clause 39 (Compliance with Permitted Payments Schedule ) in Annex 1 (General Undertakings) of the Conditions be inserted:
“Compliance with Permitted Payments Schedule
(a)Notwithstanding any other term in this Agreement, from the Second Amendment Date no Obligor shall (and the Issuer shall procure that no other member of the Group will) make any payment in cash (or otherwise apply any cash) (including, in each case, from the proceeds of any Notes) save where:
(i)such payment is to be made for a specified purpose and in an amount (when taken together with such other payments made for such purpose) not exceeding the relevant aggregate cap specified for that purpose set out in the Permitted Payments Schedule, provided that in respect of any individual payment which is in an amount exceeding $100,000, the Strategic Committee has approved such payment in writing and provided the Trustee with a written report setting out in reasonable detail the justification for and purpose of such payment; or
(ii)the Issuer has obtained the prior written consent of the Majority Bridge Noteholders to make such payment that would otherwise be prohibited.
(b)If the prior written consent of the Majority Bridge Noteholders is required pursuant to paragraph (a) above in respect of any payment to be made for a specified purpose contemplated in the Permitted Payments Schedule which (when taken together with any such other payments) exceeds the relevant aggregate cap specified for that purpose set out in the Permitted Payments Schedule by an amount not exceeding $100,000, such consent shall be deemed given if no response is received to a written consent request from the Issuer within 2 Business Days of receipt of such consent request by the Trustee and the Bridge Noteholders.”